EXHIBIT 10.1

From the desk of:

Rory J. Cutaia

Chairman & CEO

MEMORANDUM

DATE:	July 12, 2016

TO:	Nick Cannon, individually and Nick Cannon, Inc.

FROM:	Rory J. Cutaia

RE:	Term Sheet for Association and Collaboration with bBooth

Nick,

The purpose of this document is to set forth the material terms of our agreement concerning your association and collaboration with bBooth, Inc. Your signature below will confirm that our respective understanding of the agreement we reached between us is reflected here, which will allow this document to serve as a basis for the creation of more elaborate, definitive documents that will property memorialize the overall transaction, and reflect the entities to be designated by each of us that will be entering into the various agreements.

1.	Title:	bBooth Global Brand Ambassador

2.	Role:	Your responsibilities include -

a.	Your reasonable adoption and utilization of bNotifi and bBooth technology platforms across multiple verticals, including:

i.	Nick Cannon and/or Ncredible, Inc. branded booths, apps, TV & Online shows, video games

ii.	Talent contests/competitions/Rap Battles

iii.	Spoken Word;

b.	Your reasonable promotion of the Company and its technology through:

i.	Engaging music artists & celebrity personalities to adopt/endorse the Company’s technology

ii.	Media I News appearances/announcements and events;

c.	Advice and counsel regarding the entertainment industry;

d.	Other business development initiatives;

e.	The Parties agree that the foregoing Responsibilities are not inclusive, and are subject to:

i.	Studio and/or Network approval, if required under existing contracts; and

901 Hancock Ave Suite 308 West Hollywood, CA 90069 | 855.250.2300 | www.bBooth.com

ii.	The mutual agreement of the Parties that the contemplated Responsibility and/or initiative is appropriate and feasible under the then current relevant circumstances.

3.	Compensation: Equity:

a.	5,000,000 shares of bBooth stock:

i.	to be structured so as to minimize tax consequences to both Parties;

ii.	shares to vest over 3 years;

iii.	shares subject to 12-month lock-up consistent with other Company executives; and

iv.	all shares vest immediately in the event of a sale of the Company.

4.	Compensation: Cash:

a.	The company will form a subsidiary through which its mutually approved booth related operations and opportunities will be conducted.

i.	We will distribute and share on a 50/50 basis all ‘net revenue’ generated through the subsidiary. The Parties agree to negotiate the definition of ‘net revenue’ in good faith.

5.	Expenses:

a.	The Company will provide up to $100,000 (less sums already advanced) to be utilized for expenses directly related to the mutually agreed performance of the Role. You acknowledge that not less than $25,000 has already been provided to you. It is anticipated that the balance will be dispersed in multiple payments (i.e., $50,000 and $25,000 based upon a mutually agreed schedule).

b.	Your staff shall engage in certain revenue generating activities on behalf of the Company, i.e., sponsorships, club dates, concerts, special events, etc., the proceeds of which will be to allow the Company to recover the Expenses and generate revenue for the Company.

6.	Start Date: Immediate

901 Hancock Ave Suite 308 West Hollywood, CA 90069 | 855.250.2300 | www.bBooth.com

7.	Schedule/Time Commitment:

a.	As mutually determined by us and you, subject to your reasonable availability, and as needed to accomplish the objectives established for the Role.

8.	Miscellaneous:

a.	All use of your name, likeness, images, etc. shall be subject to your prior approval, including, without limitation, press releases, which shall not be unreasonably withheld;

b.	Either Party may terminate this Agreement upon 30 days prior written notice to the other. In the event of such termination, you shall be entitled to retain any vested shares.

Agreed to and accepted as of the date first above written:

bBooth, Inc.		Nick Cannon, individually and on behalf of Nick Cannon, Inc.

by:	/s/ Rory J. Cutaia	by:	/s/ Nick Cannon
	Rory J. Cutaia, CEO		Nick Cannon

901 Hancock Ave Suite 308 West Hollywood, CA 90069 | 855.250.2300 | www.bBooth.com